UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2006

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 12, 2006, Powerwave Technologies, Inc., Filtronic plc and Filtronic Comtek (UK) Limited entered into an Agreement (“Purchase Agreement”) pursuant to which Powerwave agreed to acquire the majority of Filtronic’s Wireless Infrastructure division business for a combination of 20.7 million newly issued shares of Powerwave common stock and $150 million in cash. On September 4, 2006, the parties entered into an amendment to the Purchase Agreement in which the purchase consideration was changed to $185 million in cash and 17.7 million newly issued shares. The outside date for closing has also been changed from September 30, 2006 to October 16, 2006.

The foregoing description of the amendment to the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 1.1.

ITEM 7.01	REGULATION FD DISCLOSURE

On September 5, 2006, Powerwave issued a press release announcing the signing of an amendment to the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit Number	Description
1.1	Deed of Amendment dated September 4, 2006 between Powerwave Technologies, Inc., Filtronic plc and Filtronic Comtek (UK) Limited.

99.1	Press release dated September 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2006	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Deed of Amendment dated September 4, 2006 between Powerwave Technologies, Inc., Filtronic plc and Filtronic Comtek (UK) Limited.

99.1	Press release dated September 5, 2006.